SASCO 05-S1

Instructions: Please also provide info on conforming and non-conforming pool (cells have already been formatted in column B, C, D, E)

	aggregate pool	group: insured	group: uninsured	group: ______
gross WAC	10.05%	9.59%	10.16%

wtd avg FICO	688	698	685
FICO < 600	1%	0%	1%
FICO 600-650	23%	14%	25%

wtd avg CLTV	97%	99%	97%
CLTV = 80	1%	0%	1%
CLTV > 80.01	98%	100%	97%
LTV 95.01 -100	0%	0%	0%
Full Doc (%)	41%	32%	43%
Stated Doc (%)	34%	24%	37%

purch (%)	85%	89%	84%
CO refi (%)	11%	5%	12%
Own Occ (%)	80%	94%	77%
Prepay Penalty (%)	20%	1%	25%
DTI (%)	39%	40%	38%
ARM ? (%)	0%	0%	0%
2/28 (%)	0%	0%	0%
3/27 (%)	0%	0%	0%
1st Lien (%)	0%	0%	0%
Avg Loan Balance	$47,996	$51,481	$47,171
# of Loans	11,983	2,293	9,690
Loan Bal < $100k	79.88%	83.15%	79.03%
Mtg Rates > 12%	7.32%	3.02%	8.44%
Manuf Housing (%)	0.00%	0.00%	0.00%

largest state	CA (32.8%)	CA (35.3%)	CA (32.2%)
silent 2nd (%)	0%	0%	0%
IO loans (%)	0%	0%	0%
5yr IO	0%	0%	0%
2 yr IO	0%	0%	0%
IO: FICO	0%	0%	0%
IO LTV	0%	0%	0%
IO DTI	0%	0%	0%
IO full doc	0%	0%	0%
IO: purch	0%	0%	0%